EXHIBIT 99.1

MESABI TRUST PRESS RELEASE

New York, New York

October 13, 2017

Distribution Announcement

The Trustees of Mesabi Trust (NYSE: MSB) declared a distribution of sixty-four cents ($0.64) per Unit of Beneficial Interest payable on November 20, 2017 to Mesabi Trust Unitholders of record at the close of business on October 30, 2017. This compares to a distribution of ten cents ($0.10) per Unit for the same period last year.

The fifty-four cents ($0.54) per Unit increase in the current distribution, as compared to the distribution announced in the same quarter last year, is primarily attributable to a higher volume of shipments compared to the same quarter last year, and to the Trust’s receipt of total royalty payments of $8,356,736 on July 28, 2017 from Cliffs Northshore Mining Company. The Trust’s announcement today also reflects the Mesabi Trustees’ determination that Mesabi Trust presently has sufficient reserves available to make such a distribution while also maintaining an appropriate level of unallocated reserve in order for the Trust to be positioned to meet current and future expenses, and present and future liabilities (whether fixed or contingent) that may arise in connection with the current and ongoing challenges in the iron ore and steel industries generally.

Quarterly royalty payments from Cliffs Northshore Mining Company, if any, for iron ore shipments during the second calendar quarter, which are payable to Mesabi Trust under the royalty agreement, are due on October 30, 2017, together with the quarterly royalty report.

Other Available Information

Mesabi Trust’s Annual Report on Form 10‑K for the fiscal year ended January 31, 2017, which includes the audited financial statements of Mesabi Trust, was filed with the Securities and Exchange Commission on April 14, 2017. Mesabi Trust Unitholders may obtain a hard copy of the complete audited financial statements, which is included as Exhibit 13 to the Trust’s Annual Report, free of charge upon request to the Trust’s Corporate Trustee, at:

Mesabi Trust

c/o Deutsche Bank Trust Company Americas, Corporate Trustee

Trust & Securities Services — GDS

60 Wall Street, 16th Floor

New York, NY 10005

(904) 271‑2520

Unitholders can also directly access the audited financial statements of Mesabi Trust by navigating to the Mesabi Trust’s website at www.Mesabi-Trust.com and clicking on the Edgar Filings (SEC) link under the Menu to the right of the SEC Filings page by scrolling down to the desired Annual Report on Form 10‑K under Exhibit 13 thereof beginning on page F‑1 of each such Report.

This press release contains certain forward-looking statements with respect to iron ore pellet plant operations, production, shipments, reporting and other matters, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended. Actual operations, production and shipments of iron ore products could differ materially from current expectations due to inherent risks and uncertainties such as general adverse business, economic and industry trends, uncertainties arising from war, terrorist events and other global events, higher or lower customer demand for steel and iron ore, decisions by mine operators regarding curtailments or idling of production lines or entire plants, environmental compliance uncertainties, difficulties in obtaining and renewing necessary operating permits, higher imports of steel and iron ore substitutes, processing difficulties, consolidation and restructuring in the domestic steel market, and other factors. Further, substantial portions of royalties earned by Mesabi Trust are based on estimated prices that are subject to interim and final adjustments, which can be positive or negative, and are dependent in part on multiple price and inflation index factors under agreements to which Mesabi Trust is not a party and that are not known until after the end of a contract year. Although the Mesabi Trustees believe that any such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, which could cause actual results to differ materially. Additional information concerning these and other risks and uncertainties is contained in the Trust’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10‑K. Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements made herein to reflect events or circumstances after the date hereof.

Contact:	Mesabi Trust SHR Unit
Deutsche Bank Trust Company Americas
(904) 271‑2520